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                                                                      EXHIBIT 24





INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements 333-10527 on Form S-8 and 333-67182 on Form S-2 of Sports Resorts International, Inc. of our report dated March 26, 2002 appearing in this Annual Report on Form 10-K of Sports Resorts International, Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
Detroit, Michigan

March 27, 2003










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